UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2004

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Item 9 and Item 12.  Regulation FD Disclosure and Results of Operations and Financial Condition.

On August 5, 2004, SIRVA, Inc. (“SIRVA”) issued a press release announcing results for the second quarter of fiscal year 2004.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  On that date, SIRVA also held a conference call to discuss its results in detail.

Both in the press release and on the conference call, in addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SIRVA provided non-GAAP results of operations and other non-GAAP financial measures as additional information for investors.  These measures are not in accordance with, or an alternative for, GAAP and may be different than measures used by other companies.  In the press release, SIRVA provided operating revenue less purchased transportation expense (“PTE”), or Net Revenue, and Earnings Per Share, excluding the effect of certain one-time items (“Pro Forma EPS”).  On the conference call, SIRVA management provided the following non-GAAP financial measures:  (1) Pro Forma Operating Income, (2) Pro Forma Net Income, (3) Return on Invested Capital, (4) Return on Incremental Invested Capital, and (5) Free Cash Flow.  SIRVA’s management uses these measures for reviewing its financial results and for business planning and performance assessment.  SIRVA believes that this presentation allows investors to evaluate the current operational and financial performance of SIRVA’s business as follows:

(1) Operating revenue less PTE, or Net Revenue.  Because of the structure of SIRVA’s overall business model, which uses independent agents, owner operators and third-party carriers of various modes to provide transportation, including trucks and trailers, as well as warehouse facilities for storage and delivery programs, a high proportion of overall operating expenses and operating revenues are represented by PTE, which are billed to SIRVA’s customers.  The level of PTE generally increases or decreases in proportion to the operating revenue generated from moving and transportation services provided by SIRVA’s independent agent network.  In light of this relationship, and the significant level of PTE as a proportion of its overall operating expenses and operating revenues, SIRVA assesses operating revenues less PTE, or Net Revenue, in evaluating the underlying growth of its operations on a consolidated basis, its operating margins, the level of its expenses, the size of its infrastructure and its current and future capital requirements.  Management believes, consequently, that Net Revenue is an important measure of the volume and growth of SIRVA’s business, and that this measure is useful to investors.  A reconciliation of Net Revenue to the most directly comparable GAAP measure is included in the press release attached hereto as Exhibit 99.1.

(2) Pro Forma Income from Operations, Pro Forma Net Income, and Pro Forma Earnings Per Share.  SIRVA management uses these pro forma measures to gain an understanding of the company’s operating performance on a comparative basis.  These pro forma measures exclude special items relating to certain transactions and one-time expenses, which may not be indicative of SIRVA’s trends or potential future performance.  SIRVA management believes that these measures provide investors with useful information to evaluate, on a comparative basis, the company’s operating performance.  A reconciliation of Pro Forma Income from Operations, Pro Forma Net Income and Pro Forma EPS to the most directly comparable GAAP measures is included in the press release attached hereto as Exhibit 99.1.

(3) Return on Invested Capital.  Return on Invested Capital (“ROIC”) is the rate of return that SIRVA earns on the capital it has invested.  Management uses ROIC as a measure of how effectively SIRVA allocates its capital and its profitability.  A definition and calculation of ROIC are included in Exhibit 99.2 to this report, which is incorporated herein by this reference.

(4) Return on Incremental Invested Capital.  Return on Incremental Invested Capital (“ROIIC”) is the rate of return that SIRVA earns on the incremental capital it has invested.  ROIIC measures the amount of capital necessary to fuel future cash flow growth.  A definition and calculation of ROIIC are included in Exhibit 99.3 to this report, which is incorporated herein by this reference.

(5) Free Cash Flow.  SIRVA’s measure of Free Cash Flow deducts its capital and agent expenditures, net of sale proceeds, and includes the impact of movements in its mortgage warehouse and relocation financing facilities from its net cash provided by operating activities.  Management believes that Free Cash Flow is a measure helpful to investors as it represents the amount of cash available to SIRVA for repayment of indebtedness, strategic acquisitions to grow the business or for other investing and financing activities.  A reconciliation of Free Cash Flow to the most directly comparable GAAP measure is included as Exhibit 99.4 to this report, which is incorporated herein by this reference.

The information in this Form 8-K and Exhibits 99.1 through 99.4 is furnished pursuant to Item 9, “Regulation FD Disclosure,” and Item 12, “Results of Operations and Financial Condition” and, except as shall be expressly set forth by specific reference in such filing, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: August 5, 2004
	By:	/s/ JOAN E. RYAN
	Name:	Joan E. Ryan
	Title:	Chief Financial Officer